Exhibit 3.64

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NOVINK NORTHEAST GRAPHICS CORP.

*****

Novink Northeast Graphics Corp., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: Article First of the Certificate of Incorporation of Novink Northeast Graphics Corp. is hereby deleted and a new Article First is hereby substituted therefore as follows:

FIRST

The name of the corporation is World Color Northeast Graphics Corp. (the “Corporation”).

SECOND: The Board of Directors of Novink Northeast Graphics Corp., by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth the foregoing amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the sole stockholder of said corporation for consideration thereof.

THIRD: Thereafter, pursuant to resolution of its Board of Directors, the amendment was submitted to and approved by written consent of the sole stockholder of said corporation.

FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Novink Northeast Graphics Corp. has caused this certificate of amendment to be signed by its duly authorized officer as of this 22 day of July, 2009.

NOVINK NORTHEAST GRAPHICS CORP.

By:	/s/ Marie-E. Chlumecky
Name:	Marie-E. Chlumecky
Title:	Corporate Secretary

State of Delaware Secretary of State
Division of Corporations Delivered 06:34 PM 07/08/2009
FILED 06:23 PM 07/08/2009 SRV 090683691 - 2148597 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

QUEBECOR WORLD NORTHEAST GRAPHICS INC.

*****

Quebecor World Northeast Graphics Inc., a corporation organized and existing under the laws of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: Article First of the Certificate of Incorporation of Quebecor World Northeast Graphics Inc. is hereby deleted and a new Article First is hereby substituted therefore as follows:

FIRST

The name of the corporation is Novink Northeast Graphics Corp. (the “Corporation”).

SECOND: Article Fourth of the Certificate of Incorporation of Quebecor World Northeast Graphics Inc. is hereby amended by adding a new paragraph to Article Fourth as follows:

FOURTH

“B) The corporation shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U. S. C. Section 101-1532, as in effect on the date hereof.”

THIRD: The Board of Directors of Quebecor World Northeast Graphics Inc., by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions setting forth the foregoing amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the sole stockholder of said corporation for consideration thereof.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NORTHEAST GRAPHICS INC.

Northeast Graphics Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Northeast Graphics Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation has been changed to Quebecor World Northeast Graphics Inc.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

(DEL. - 387 - 6/21/95)

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CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

NORTH HAVEN PROPERTY INC.

The undersigned, being the sole incorporator of North Haven Property Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That Article FIRST of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

FIRST: The name of the Corporation is Northeast Graphics Inc.

SECOND: That the aforesaid amendment has been duly adopted in accordance with the provision of Section 241 of the General Corporation Law of the State of Delaware, there being no payment for any shares of stock in the Corporation and there being no officers or directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 27th day of January, 1988 affirming that the statements made herein are true under penalties of perjury.

/s/ Shelley A. Sorkin
Shelley A. Sorkin, Sole Incorporator

CERTIFICATE OF INCORPORATION OF NORTH HAVEN PROPERTY INC. Under Section 102 of the General Corporation Law	FILED JAN 6 1988 SECRETARY OF STATE

The undersigned, being a natural person and acting as incorporator of the corporation hereby being formed under the General Corporation Law, certifies that:

FIRST:           The name of the corporation (hereinafter called the “Corporation”) is North Haven Property Inc.

SECOND:      The address, including street number, city and county of the registered office of the Corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent 19901, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD:         The purpose of the Corporation is to engage in any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:     The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) without par value. All such shares are of one class and are shares of common stock.

FIFTH:          No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article Fifth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Fifth, shall eliminate or reduce the effect of this Article Fifth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Fifth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

SIXTH:          The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Shelley A. Sorkin	c/o Squadron, Ellenoff, Plesent & Lehrer
551 Fifth Avenue
New York, New York 10017

Signed on: January 4, 1988

/s/ Shelley A. Sorkin
Incorporator

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